Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2020, with respect to the consolidated financial statements of Grid Dynamics International, Inc. included in the Current Report on Form 8-K filed on March 9, 2020 (File No. 001-38685), which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

San Francisco, California

May 12, 2020